UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

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Hub Group, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	0-27754	36-4007085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Hub Group Way

Oak Brook, Illinois 60523

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (630) 271-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	HUBG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(b) Retirement of Named Executive Officer

On September 18, 2025, Thomas P. LaFrance, Executive Vice President, Chief Legal Officer and Corporate Secretary of Hub Group, Inc. (the “Company”) notified the Company of his decision to retire from his current role effective January 2, 2026. The Company expresses its appreciation to Mr. LaFrance for his contributions and leadership since joining the Company. It is expected that Mr. LaFrance and the Company will enter into an agreement whereby Mr. LaFrance will assist with various transition activities through March 6, 2026.

Eric Braun, who will join the Company on October 29, 2025, will become Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company effective January 3, 2026. Mr. Braun served in various senior legal roles during an over 20-year career at Caterpillar, Inc., including most recently as Vice President and Deputy General Counsel supporting Caterpillar’s Energy & Transportation business segment and overseeing Caterpillar’s global litigation. Among other responsibilities, his prior roles at Caterpillar have included legal leadership for compliance, intellectual property, commercial, trade and regulatory. Prior to joining Caterpillar, Mr. Braun was a lawyer at Greenebaum Doll & McDonald. He is a graduate of Centre College and the University of Kentucky College of Law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

Date September 23, 2025	By:	/s/ Kevin W. Beth
Kevin W. Beth
Executive Vice President, Chief Financial Officer, and Treasurer